Exhibit 4.2





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                               CAPITAL TRUST, INC.

                                       TO

                            WILMINGTON TRUST COMPANY
                                     Trustee

                             -----------------------

                               FIRST SUPPLEMENTAL
                                    INDENTURE

                          Dated as of January 28, 1999


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         FIRST  SUPPLEMENTAL  INDENTURE,  dated as of January 28, 1999,  between
Capital Trust, Inc., a Maryland corporation (the "Company"), having its principal office at 605 Third Avenue, New York, New York 10016 and Wilmington Trust Company, a banking corporation duly organized and existing under the laws of the State of Delaware, as trustee under the Indenture referred to below (herein called the "Trustee").

                                    RECITALS

         WHEREAS, Capital Trust, a California business trust ("Capital Trust"), has heretofore executed and delivered to the Trustee a certain indenture, dated as of July 28, 1998 (the "Indenture"), pursuant to which convertible debentures designated as the 8.25% Step Up Convertible Junior Subordinated Debentures of Capital Trust (herein called the "Securities") were issued. All terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture;

         WHEREAS, Capital Trust entered into an agreement and plan of merger, dated as of November 12, 1998, by and among Capital Trust, Captrust Limited Partnership, a Maryland limited partnership (the "Limited Partnership"), and the Company (the "Merger Agreement"), whereby (i) Capital Trust will merge with and into the Limited Partnership (the "Limited Partnership Merger"), with the result that the Limited Partnership will be the surviving entity in the Limited Partnership Merger, and (ii) the Limited Partnership will merge with and into the Company (the "Company Merger," and together with the Limited Partnership Merger, the "Mergers"), with the result that the Company will be the surviving entity in the Company Merger.

         WHEREAS, Section 9.1 of the Indenture provides that Capital Trust shall not enter the Mergers unless the Company assumes all the obligations of Capital Trust under the Securities and the Indenture pursuant to a supplemental indenture;

         WHEREAS, Section 8.1 of the Indenture provides that without the consent of the Holders of any of the Securities at the time Outstanding, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may enter into an indenture supplemental to the Indenture to evidence the succession of another corporation to Capital Trust and the assumption by the successor corporation of the covenants, agreements and obligations of Capital Trust under the Securities and under the Indenture in the case of a merger involving Capital Trust pursuant to Article 9 of the Indenture;

         WHEREAS, the Company pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to amend the Indenture upon the consummation of the Mergers to reflect the assumption by the Company of all the obligations of Capital Trust under the Securities and the Indenture; and


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         WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities upon the consummation of the Mergers as follows:


                                   ARTICLE ONE

                                  PROVISIONS OF
                               GENERAL APPLICATION

         SECTION 1.1 Assumption of Obligations. The Company assumes the due and punctual payment of the principal of, premium, if any, and interest (including Additional Sums and Compound Interest) on all of the Securities according to their tenor, and the due and punctual performance and observance of all of the covenants, agreements and conditions of the Indenture to be performed or observed by Capital Trust.


                                   ARTICLE TWO

                                  MISCELLANEOUS

         SECTION 2.1 Incorporation of Indenture. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

         SECTION 2.2 Application of First Supplemental Indenture. The provisions and benefit of this First Supplemental Indenture shall be effective with respect to Securities outstanding prior to and after the execution hereof.

         SECTION 2.3 Headings. The headings of the Articles and Sections of the First Supplemental Indenture are inserted for convenience of reference; and shall not be deemed to be a part thereof.


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         SECTION 2.4  Counterparts.  This First  Supplemental  Indenture  may be
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 2.5 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         SECTION 2.6 Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 2.7 Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 2.8 Governing Law. This agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflicts of law.





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          IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



Attest:                             CAPITAL TRUST, INC.


/s/ Edward L. Shugrue III           By: /s/ John R. Klopp
---------------------------             ----------------------------------------
Edward L. Shugrue III,                  Name: John R. Klopp
Secretary                               Title:  President



Attest:                             WILMINGTON TRUST COMPANY,
                                    as Trustee


/s/ I.A. Lennon                     By: /s/ Mary C. St. Amand
---------------------------             ----------------------------------------
                                        Name:  Mary C. St. Amand
                                        Title: Assistant Vice President

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STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )


         On the 28th day of January, 1999, before me personally came John R. Klopp, to me known, who, being by me duly sworn, did depose and say that he is President of CAPITAL TRUST, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                  /s/ Julie A. Fergang
                                                  ------------------------------
                                                  Notary Public

[NOTARIAL SEAL]

My Commission Expires: September 21, 2000



STATE OF DELAWARE    )
                     ) ss.:
COUNTY OF NEW CASTLE )

         On the 27th day of January, 1999, before me personally came Mary C. St. Amand, to me known, who, being by me duly sworn, did depose and say that she is an Assistant Vice President of WILMINGTON TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                  /s/ Patricia W. Zink
                                                  ------------------------------
                                                  Notary Public


[NOTARIAL SEAL]

My Commission Expires: July 12, 1999

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